EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 5, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2008 – July 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.4%	1.4%	-3.8%	-12.4%	-3.9%	-4.3%	0.6%	-4.3%	10.5%	-26.5%	-0.4	-0.5
B**	1.4%	1.4%	-4.1%	-12.9%	-4.5%	-4.9%	-0.2%	-4.9%	10.5%	-28.6%	-0.4	-0.6
Legacy 1***	1.5%	1.5%	-2.6%	-10.5%	-1.9%	N/A	N/A	-3.6%	10.5%	-20.8%	-0.3	-0.5
Legacy 2***	1.5%	1.5%	-2.7%	-10.7%	-2.3%	N/A	N/A	-3.9%	10.5%	-21.4%	-0.3	-0.5
Global 1***	1.5%	1.5%	-2.3%	-10.0%	-2.6%	N/A	N/A	-4.3%	10.1%	-20.0%	-0.4	-0.6
Global 2***	1.5%	1.5%	-2.4%	-10.2%	-2.9%	N/A	N/A	-4.6%	10.0%	-21.0%	-0.4	-0.6
Global 3***	1.5%	1.5%	-3.3%	-11.6%	-4.5%	N/A	N/A	-6.3%	10.0%	-26.6%	-0.6	-0.8

S&P 500 Total Return Index****	1.6%	1.6%	15.7%	20.9%	16.4%	7.5%	7.3%	7.5%	18.4%	-41.8%	0.5	0.6
Barclays Capital U.S. Long Gov Index****	-2.8%	-2.8%	-10.4%	-13.5%	5.1%	6.9%	6.8%	6.9%	13.8%	-13.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	40%					40%
Energy	9%	Long	Crude Oil	4.3%	Long	9%	Long	Crude Oil	4.3%	Long
			Brent Crude Oil	1.8%	Long			Brent Crude Oil	1.8%	Long
Grains/Foods	15%	Short	Soybeans	2.8%	Long	15%	Short	Soybeans	2.8%	Long
			Wheat	2.5%	Short			Wheat	2.5%	Short
Metals	16%	Short	Gold	4.8%	Short	16%	Short	Gold	4.8%	Short
			Copper LME	2.3%	Short			Copper LME	2.3%	Short
FINANCIALS	60%					60%
Currencies	27%	Long $	Japanese Yen	2.8%	Short	27%	Long $	Japanese Yen	2.8%	Short
			Australian Dollar	2.3%	Short			Australian Dollar	2.3%	Short
Equities	22%	Long	S&P 500	5.1%	Long	22%	Long	S&P 500	5.1%	Long
			Russell 2000	2.0%	Long			Russell 2000	2.0%	Long
Fixed Income	11%	Short	U.S. Treasury Bonds	1.8%	Short	11%	Short	U.S. Treasury Bonds	1.8%	Short
			Australian Bills	1.7%	Long			Australian Bills	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets moved nearly 7% higher as a bullish employment report for June boosted industrial demand forecasts.  Prices rose in response to concerns civil unrest in Egypt could result in supply disruptions in the Middle East.  Natural gas markets also rallied, driven by forecasts for warmer temperatures in the U.S.

Grains/Foods
Corn prices rose due to concerns surrounding tight U.S. supplies and steady demand from ethanol producers.  Sugar prices fell as industry reports forecast ongoing strong production from Brazil.   Cotton prices rallied due to heavy buying by commodity funds that attempted to take advantage of recent price declines.

Metals
Gold and silver markets experienced declines as a late-week surge in the U.S. dollar put pressure on prices.  Copper markets finished higher, supported by early-week gains fostered by declines in global inventories.  Other base metals, including aluminum, tin, and nickel, did not fare as well as concerns surrounding the Eurozone and tensions in Egypt put pressure on industrial demand forecasts.

Currencies
The U.S. dollar strengthened against global counterparts following the employment data report that beat forecasts.  The euro reached a 5-week low against the dollar due to comments from the ECB which suggested measures to facilitate growth in the Eurozone could continue for an extended period.  Political tension in Portugal also played a role in the euro’s decline.

Equities
North American equity markets rose due to a sharp late-week rally supported by a bullish employment report.  The Japanese Nikkei 225 also posted strong gains, supported by the bullish effect of a weaker yen on the nation’s export industries.

Fixed Income
Global fixed-income markets registered mixed results last week.  U.S. Treasury markets fell sharply as positive economic data in the U.S. supported forecasts for an upcoming reduction in Federal Reserve bond-buying initiatives.  Conversely, German Bund markets rallied higher as comments from the European Central Bank suggested the Eurozone may require further stimulus to aid growth in the region, which supported safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.